UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2014

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250 Lexington, Kentucky 40503
(Address of principal executive offices) (Zip Code)

(859) 389-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2014, Rhino Resource Partners LP (the "Partnership") issued a press release announcing third quarter 2014 financial and operating results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, unless the Partnership specifically states in a future filing that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David G. Zatezalo, Chairman of the Board of Directors (the "Board") of Rhino GP LLC, the general partner of the Partnership, tendered his notice of retirement from his position as a director and Chairman of the Board on October 26, 2014 to be effective on or before November 14, 2014. Upon stepping down as a director and Chairman of the Board, Mr. Zatezalo will also end his employment with the Partnership. Mr. Zatezalo's decision to resign from the Board was not the result of any disagreement with the Partnership.

On October 29, 2014, the Board voted to appoint Mark Zand as Chairman of the Board effective upon Mr. Zatezalo's departure. Mr. Zand currently serves as a director and previously served as Chairman of the Board prior to Mr. Zatezalo's appointment to that positon.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 30, 2014.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Resource Partners LP
October 30, 2014	By:	Rhino GP LLC, Its General Partner
	By:	/s/ WHITNEY C. KEGLEY
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

99.1	Press Release dated October 30, 2014.